CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form SB-2 of our reports, dated March 12, 1999, February 18, 2000, relating to the financial statements of Advanced Optics Electronics, Inc. We also consent to the reference to our firm under the caption "Experts".




/s/  Neff & Ricci LLP
by: Anthony W. Royle, CPA, partner
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Neff & Ricci LLP
Albuquerque, New Mexico
June 22, 2001